Exhibit 99.1

EXL REPORTS 2025 THIRD QUARTER RESULTS

2025 Third Quarter Revenue of $529.6 Million, up 12.2% year-over-year

Q3 Diluted EPS (GAAP) of $0.36, up 10.7% from $0.33 in Q3 of 2024

Q3 Adjusted Diluted EPS (Non-GAAP) (1) of $0.48, up 10.8% from $0.44 in Q3 of 2024

NEW YORK – October 28, 2025 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a global data and AI company, today announced its financial results for the quarter ended September 30, 2025.

Chairman and Chief Executive Officer Rohit Kapoor said, “I am pleased to report another strong quarter as we delivered revenue growth of 12% and increased our adjusted diluted EPS by 11%. Our sustained double-digit growth demonstrates the strength of our competitive position as a global data and AI company. EXL’s recognized industry expertise and leadership in embedding AI in the workflow is resonating strongly with the market and fueling our growth with new and existing clients.”

Chief Financial Officer Maurizio Nicolelli said, “Given our strong momentum, we are raising our full-year guidance for both revenue and adjusted diluted earnings per share. We now project revenue to be between $2.07 billion and $2.08 billion, reflecting year-over-year growth of 13% on both a reported and constant currency basis. Consequently, we are increasing our projected adjusted diluted EPS range to $1.88 to $1.92, representing a 14% to 16% increase over 2024, as we continue to strategically invest in our data and AI capabilities to drive future growth.”

__________________________________________________________
(1)Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Third Quarter 2025

•Revenue for the quarter ended September 30, 2025, increased to $529.6 million compared to $472.1 million for the third quarter of 2024, an increase of 12.2% on a reported basis and 12.3% on a constant currency basis. Revenue increased by 2.9% sequentially on a reported basis and 3.1% on a constant currency basis, from the second quarter of 2025.

	Revenue			Gross Margin
	Three months ended			Three months ended
	September 30, 2025	September 30, 2024	June 30, 2025	September 30, 2025	September 30, 2024	June 30, 2025
Reportable Segments (1)
	(dollars in millions)
Insurance	$180.5	$166.4	$172.2	36.6%	35.9%	34.8%
Healthcare and Life Sciences	135.3	111.2	129.5	43.0%	42.7%	43.5%
Banking, Capital Markets and Diversified Industries	121.0	108.3	121.1	38.3%	37.2%	37.8%
International Growth Markets	92.8	86.2	91.7	35.8%	35.6%	35.1%
Total Revenue, net	$529.6	$472.1	$514.5	38.5%	37.8%	37.7%

(1) In the first quarter of 2025, the Company implemented operational and structural changes to accelerate the execution of its data and AI-led strategy. Under the new structure, beginning with the three months ended March 31, 2025, the Company reports its financial performance based on new segments presented in the table above. In conjunction with the new reporting structure, the Company has recast prior period amounts, wherever applicable, to conform to the way the Company internally manages and monitors segment performance.

•Operating income margin for the quarter ended September 30, 2025 was 14.4%, compared to 14.7% for the third quarter of 2024 and 15.8% for the second quarter of 2025. Adjusted operating income margin for the quarter ended September 30, 2025 was 19.4%, compared to 19.9% for the third quarter of 2024 and 19.6% for the second quarter of 2025.

•Diluted earnings per share for the quarter ended September 30, 2025 was $0.36, compared to $0.33 for the third quarter of 2024 and $0.40 for the second quarter of 2025. Adjusted diluted earnings per share for the quarter ended September 30, 2025 was $0.48, compared to $0.44 for the third quarter of 2024 and $0.49 for the second quarter of 2025.

Business Highlights: Third Quarter 2025
•Won 21 new clients in the third quarter of 2025.
•Unveiled EXLdata.ai with launch partner Databricks: First-of-its-kind agentic AI-native suite of data solutions to solve enterprises’ biggest challenge in making data ready for AI.
•Announced a collaboration with Genesys to transform customer experiences with AI-driven insights and intelligent orchestration.
•Named a Market Leader in the HFS Research Horizon Insurance Services 2025 report for a data-first approach, deep insurance expertise and AI-driven operational insights.
•Recognized as a Leader in Everest Group’s Healthcare Data, Analytics and AI Services PEAK Matrix® 2025 for domain expertise, analytics focus and strong partner ecosystem.
•Named as the category Winner in the 2025 IDC FinTech Real Results program for Lending Transformation excellence, in collaboration with First National Bank of Omaha (FNBO).
2025 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 87.5, U.K. pound sterling to U.S. dollar exchange rate of 1.33, U.S. dollar to the Philippine peso exchange rate of 58.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2025:

•Revenue of $2.07 billion to $2.08 billion, representing an increase of 13% on both reported and constant currency basis from 2024.

•Adjusted diluted earnings per share of $1.88 to $1.92, representing an increase of 14% to 16% from 2024.

Conference Call

ExlService Holdings, Inc. will host a conference call on Wednesday, October 29, 2025, at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a global data and artificial intelligence ("AI") company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI, and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have more than 63,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenues, net	$529,585	$472,073	$1,545,064	$1,356,946
Cost of revenues (1)	325,649	293,806	953,626	849,336
Gross profit (1)	203,936	178,267	591,438	507,610
Operating expenses:
General and administrative expenses	66,251	57,495	185,217	167,195
Selling and marketing expenses	46,383	37,568	127,754	108,982
Depreciation and amortization expense	15,128	13,799	42,740	39,055
Total operating expenses	127,762	108,862	355,711	315,232
Income from operations	76,174	69,405	235,727	192,378
Foreign exchange gain/(loss), net	(1,013)	278	2,390	673
Interest expense	(4,923)	(5,526)	(13,349)	(14,145)
Other income, net	4,459	4,374	14,833	11,876
Income before income tax expense and earnings from equity affiliates	74,697	68,531	239,601	190,782
Income tax expense	16,456	15,460	48,498	43,086
Income before earnings from equity affiliates	58,241	53,071	191,103	147,696
Loss from equity-method investment	(80)	(34)	(330)	(71)
Net income	$58,161	$53,037	$190,773	$147,625
Earnings per share:
Basic	$0.36	$0.33	$1.18	$0.90
Diluted	$0.36	$0.33	$1.17	$0.90
Weighted average number of shares used in computing earnings per share:
Basic	160,495,712	161,732,872	161,963,152	163,197,767
Diluted	161,714,486	163,187,733	163,481,053	164,620,081

(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	September 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$160,309	$153,355
Short-term investments	229,833	187,223
Restricted cash	11,319	9,972
Accounts receivable, net	351,426	304,322
Other current assets	139,059	140,317
Total current assets	891,946	795,189
Property and equipment, net	112,677	101,837
Operating lease right-of-use assets	72,346	68,784
Restricted cash	8,205	8,071
Deferred tax assets, net	115,825	104,747
Goodwill	419,871	420,387
Other intangible assets, net	39,511	49,331
Long-term investments	8,001	13,972
Other assets	65,250	56,085
Total assets	$1,733,632	$1,618,403
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,767	$5,884
Current portion of long-term borrowings	4,886	4,886
Deferred revenue	17,497	19,264
Accrued employee costs	129,381	129,994
Accrued expenses and other current liabilities	129,297	113,597
Current portion of operating lease liabilities	19,174	16,491
Total current liabilities	307,002	290,116
Long-term borrowings, less current portion	349,934	283,598
Operating lease liabilities, less current portion	60,463	59,851
Deferred tax liabilities, net	2,465	1,403
Other non-current liabilities	61,379	53,573
Total liabilities	781,243	688,541
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 207,938,011 shares issued and 158,882,631 shares outstanding as of September 30, 2025 and 206,510,587 shares issued and 161,801,212 shares outstanding as of December 31, 2024	207	206
Additional paid-in capital	627,966	588,583
Retained earnings	1,472,733	1,281,960
Accumulated other comprehensive loss	(168,977)	(154,722)
Total including shares held in treasury	1,931,929	1,716,027
Less: 49,055,380 shares as of September 30, 2025 and 44,709,375 shares as of December 31, 2024, held in treasury, at cost	(979,540)	(786,165)
Total stockholders’ equity	952,389	929,862
Total liabilities and stockholders’ equity	$1,733,632	$1,618,403

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for restructuring and litigation settlement matters, effects of termination of leases, certain defined social security contributions, allowance for certain material expected credit losses, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

EXL’s primary exchange rate exposure is with the Indian rupee, the Philippine peso, the U.K. pound sterling and the South African rand. The average exchange rate of the U.S. dollar against the Indian rupee increased from 83.79 during the quarter ended September 30, 2024 to 88.19 during the quarter ended September 30, 2025, representing a depreciation of 5.3% against the U.S. dollar. The average exchange rate of the U.S. dollar against the Philippine peso increased from 56.84 during the quarter ended September 30, 2024 to 57.88 during the quarter ended September 30, 2025, representing a depreciation of 1.8% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. dollar increased from 1.31 during the quarter ended September 30, 2024 to 1.34 during the quarter ended September 30, 2025, representing an appreciation of 2.0% against the U.S. dollar. The average exchange rate of the U.S. dollar against the South African rand decreased from 17.74 during the quarter ended

September 30, 2024 to 17.68 during the quarter ended September 30, 2025, representing an appreciation of 0.3% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended September 30, 2025 and September 30, 2024, and the three months ended June 30, 2025:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	September 30,		June 30,
	2025	2024	2025
Net income (GAAP)	$58,161	$53,037	$66,051
add: Income tax expense	16,456	15,460	18,546
add/(subtract): Foreign exchange gain, net, interest expense, loss from equity-method investment and other income/(loss), net	1,557	908	(3,459)
Income from operations (GAAP)	$76,174	$69,405	$81,138
add: Stock-based compensation expense	23,139	21,232	16,392
add: Amortization of acquisition-related intangibles	3,310	3,449	3,277
Adjusted operating income (Non-GAAP)	$102,623	$94,086	$100,807
Adjusted operating income margin as a % of revenue (Non-GAAP)	19.4%	19.9%	19.6%
add: Depreciation on long-lived assets	11,818	10,350	10,778
Adjusted EBITDA (Non-GAAP)	$114,441	$104,436	$111,585
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.6%	22.1%	21.7%

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	September 30,		June 30,
	2025	2024	2025
Net income (GAAP)	$58,161	$53,037	$66,051
add: Stock-based compensation expense	23,139	21,232	16,392
add: Amortization of acquisition-related intangibles	3,310	3,449	3,277
subtract: Acquisition-related adjustments	—	—	(945)
subtract: Tax impact on stock-based compensation expense (a)	(5,786)	(5,830)	(4,211)
subtract: Tax impact on amortization of acquisition-related intangibles	(814)	(866)	(807)
Adjusted net income (Non-GAAP)	$78,010	$71,022	$79,757
Adjusted diluted earnings per share (Non-GAAP)	$0.48	$0.44	$0.49

(a) Tax impact includes $64 and $1,673 during the three months ended September 30, 2025 and 2024 respectively, and $203 during the three months ended June 30, 2025, related to discrete benefits recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contact:

Keith Little
Assistant Vice President, Media Relations
+1 703 598 0980
media.relations@exlservice.com